LOCKUP AGREEMENT

This Lockup Agreement is being executed and delivered as of September 20, 2010 by Michael Karfunkel (the “Shareholder”) in favor of and for the benefit of Maiden Holdings Ltd., a Bermuda company (the “Company”).

RECITALS

A.          Contemporaneously with the execution and delivery of this Lockup Agreement, the Shareholder is entering into an Warrant Exchange Agreement with the Company (the “Agreement”) pursuant to which the Shareholder will acquire common shares of the Company (the “Shares”) in exchange for the surrender of a Warrant (the “Exchange”).

B.           In connection with the Exchange (and as a condition to consummating the Exchange), the Company has requested that the Shareholder enter into this Lockup Agreement; and the Shareholder is entering into this Lockup Agreement in order to induce the Company to enter into the Agreement and consummate the Exchange.

AGREEMENT

In order to induce the Company to enter into the Agreement and consummate the Exchange, and in consideration of the issuance and delivery to the Shareholder of the Shares pursuant to the Agreement, the Shareholder agrees as follows:

1.           Agreement by Shareholder.

(a)         The Shareholder agrees with the Company that, beginning on the closing of the Exchange (the “Closing”) and continuing for a period of thirty six (36) months from the Closing, the Shareholder will not, without the prior written consent of the Company, directly or indirectly, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares acquired by the Shareholder as a result of the Exchange or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Shares, whether any such swap transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

(b)         Notwithstanding the foregoing, the Shareholder may transfer such Shares either during his lifetime or upon death by will or intestacy to his immediate family or to a trust if the beneficiaries of such trust are exclusively the Shareholder and/or a member or members of his immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement substantially identical to this agreement and which shall be satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such Shares, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, “immediate family” shall mean spouse, lineal descendant, father, mother, brother, sister or domestic partner of the transferor.

The Shareholder also agrees and consents to the entry of stop-transfer instructions with the Company’s transfer agent against the transfer of such Shares except in compliance with this Agreement.

2.           Notices. Any notice or other communication required or permitted to be delivered to the Shareholder or the Company under this Lockup Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by confirmed facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice delivered in accordance with this Section 2):

if to the Company:
Maiden Holdings, Ltd.
131 Front Street
Hamilton HM12 Bermuda
Attention: Secretary
Fax: (441) 292-0471

if to the Shareholder:
Michael Karfunkel
American Capital Acquisition Corporation
59 Maiden Lane
New York, NY 10038

3.           Severability. If any provision of this Lockup Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Lockup Agreement. Each provision of this Lockup Agreement is separable from every other provision of this Lockup Agreement, and each part of each provision of this Lockup Agreement is separable from every other part of such provision.

4.           Governing Law. This Lockup Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.           Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Lockup Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Lockup Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim arising out of this Lockup Agreement, or any power, right, privilege or remedy under this Lockup Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.           Captions. The captions contained in this Lockup Agreement are for convenience of reference only, shall not be deemed to be a part of this Lockup Agreement and shall not be referred to in connection with the construction or interpretation of this Lockup Agreement.

7.          Further Assurances. The Shareholder shall execute and/or cause to be delivered to the Company such instruments and other documents and shall take such other actions as the Company may reasonably request to effectuate the intent and purposes of this Lockup Agreement.

8.          Entire Agreement. This Lockup Agreement and the other agreements referred to herein set forth the entire understanding of the Shareholder and the Company relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof and thereof.

9.          Amendments. This Lockup Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and the Shareholder.

10.        Assignment. This Lockup Agreement and all obligations hereunder are personal to the Shareholder and may not be transferred or assigned by the Shareholder at any time except as provided in Section 1(b). The Company may assign its rights under this Lockup Agreement to any entity in connection with any merger or sale or transfer of all or substantially all of the Company’s assets.

11.        Binding Nature. Subject to Section 10, this Lockup Agreement will be binding upon the Shareholder and the Shareholder’s representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of the Company and its successors and assigns.

In Witness Whereof, the Shareholder and the Company have executed this Lockup Agreement as of the date first above written.

SHAREHOLDER		THE COMPANY

Maiden Holdings Ltd.

/s/ Michael Karfunkel	By:	/s/ Arturo M. Raschbaum
MICHAEL KARFUNKEL	Name:	Arturo M. Raschbaum
	Title:	President and Chief Executive Officer